UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009

BRIDGEPOINT EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

13500 Evening Creek Drive North, Suite 600
San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 29, 2009, we entered into a Master Services and License Agreement with eCollege.com (Pearson eCollege), or eCollege, pursuant to which we agreed to license from eCollege an online learning platform for our students that will replace the Blackboard Academic Suite after a planned transition period.  We refer to this agreement as the eCollege License Agreement.  The eCollege License Agreement specifies, among other things: (i) the products and services that eCollege will provide to us for the new online platform; (ii) the technology service fees and other product and services fees that we will pay to eCollege; (iii) the timetables for eCollege to develop and launch the online platform and to convert our institutions’ existing online courses to the eCollege system; and (iv) the required system availability and uptime levels for the online platform.

The eCollege License Agreement has a five-year term, which term will be renewed automatically for successive one-year periods unless either party provides the other party with written notice to the contrary at least six months before the end of the initial five-year term or any renewal term, as applicable.  The eCollege License Agreement may be terminated before the end of the applicable term under the following circumstances: (i) material breach of the agreement by a party and failure of such party to cure the breach within a specified number of days following receipt of notice thereof; (ii) inability of eCollege to successfully resolve a third party claim that the eCollege online platform infringes such party’s intellectual property; or (iii) failure of eCollege to maintain specified service level commitments.

We are required to pay periodic minimum technology services fees to eCollege under the eCollege License Agreement.  If the eCollege License Agreement is terminated before the end of the initial five-year term or any renewal term, as applicable, we are required to pay to eCollege the total amount of minimum technology services fees that would have been due for the balance of such term (but no earlier than such fees would have been due if the agreement were not terminated), except if the agreement is terminated for the following reasons: (i) material breach of the agreement by eCollege and failure of eCollege to cure such breach within a specified number of days following receipt of notice thereof; (ii) inability of eCollege to successfully resolve a third party claim that the eCollege online platform infringes such party’s intellectual property; or (iii) failure of eCollege to maintain specified service level commitments.

A copy of the eCollege License Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference. The summary of the eCollege License Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to such agreement.

Item 1.02               Termination of a Material Definitive Agreement.

On September 28, 2009, we delivered to Blackboard, Inc., or Blackboard, a notice of termination and non-renewal of the Blackboard License and Services Agreement dated December 23, 2003, as amended, which agreement we refer to as the Blackboard License Agreement.  Under the Blackboard License Agreement, we currently license from Blackboard the Blackboard Academic Suite for use as the online learning platform for our students.  The termination of the Blackboard License Agreement will be effective as of June 20, 2010.

Item 7.01               Regulation FD Disclosure.

On October 1, 2009, we issued a press release announcing the signing of the eCollege License Agreement.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Item 9.01               Exhibits and Financial Statements.

(d)                                Exhibits.

99.1                          Master Services and License Agreement dated September 29, 2009+

99.2                          Press release dated October 1, 2009.

+                                        Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2009		Bridgepoint Education, Inc.

	By:	/s/ Daniel J. Devine
Name: Daniel J. Devine
Title: Chief Financial Officer